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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2004 relating to the consolidated financial statements and financial statement schedule of Mack-Cali Realty Corporation, which appears in Mack-Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
New York, New York
June 10, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM